UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2007

ACCENTIA BIOPHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in its Charter)

Florida	000-51383	04-3639490
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

324 South Hyde Park Ave., Suite 350

Tampa, Florida 33606

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (813) 864-2554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ACCENTIA BIOPHARMACEUTICALS, INC.

FORM 8-K

Item 1.01.	Entry Into Amendment to a Material Definitive Agreement.

On August 22, 2007 Accentia Biopharmaceuticals, Inc. (the “Company”) entered into an agreement with McKesson Corporation. (“McKesson”) titled “Termination Agreement Re Biologics Distribution Agreement” (the “Termination Agreement”) pursuant to which the Company and McKesson terminated the Biologics Distribution Agreement (“BDA”) entered into by the Company and McKesson as of February 27, 2004. In 2004 as part of the Biologics Distribution Agreement, McKesson paid a refundable, non-interest bearing deposit of $3 million to the Company, which entitled McKesson to a distribution fee equal to 5% of revenues plus expenses for the US distribution of all biologics developed by the Company’s majority owned subsidiary, Biovest International, Inc. While characterized as a distribution fee the arrangement effectively represented a 5% royalty on all future biologic sales. As part of the termination of the Biologics Distribution Agreement, the Company agreed to issue 1,498,128 shares of its common stock (the “Shares”) in payment of the refundable deposit and the termination of all obligations under the Biologics Distribution Agreement. The Company has agreed to register the Shares within 120 days of the Closing Date (the “Registration Deadline”). As a result of the Termination Agreement, McKesson has agreed to release certain guaranties and collateral pledged by certain affiliates of the Company.

Additional material terms of the Termination Agreement are as follows:

•

If the Company fails to complete the registration of the Shares on or before the Registration Deadline, then on the first day after the Registration Deadline, and on the first day after each 30-day period that follows the first day after the Registration Deadline during which no registration has been completed, the Company shall deliver to McKesson an additional number of shares of the Company’s common stock (collectively, the “Additional Stock”) in accordance with an agreed schedule.

•

The Termination Agreement grants McKesson the right to require the Company to repurchase that portion of the Shares and Additional Stock not sold by McKesson at any time after the first anniversary of the Closing Date (the “Put”). The Put purchase price is an amount equal to $4,000,000 plus the defined value of any Additional Stock issued to McKesson less the amount received by McKesson from the sale of Shares and Additional Stock.

•

The Company has the right upon 10 days’ written notice to McKesson to purchase all (but not less than all) of the Shares and Additional Stock then held by McKesson as of the date that is 10 days after such notice is received by McKesson (the “Call”) for a price defined in the Termination Agreement.

The above summary of the material terms of the Termination Agreement does not purport to give full details of the Termination Agreement. For all terms and conditions of this Termination Agreement please refer to the full text of the Termination Agreement attached hereto as Exhibit 10.1

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The Shares issued by the Company to McKesson under the Termination Agreement were issued pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(2) of the Securities Act and by virtue of Rule 506 of Regulation D under the Securities Act. Such sale and issuance did not involve any public offering, was made without general solicitation or advertising, and McKesson represented to the Company that McKesson is an accredited investor with access to all relevant information necessary to evaluate the investment and that the shares were being acquired for investment purposes only.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Samuel S. Duffey
Samuel S. Duffey
General Counsel

Date: August 24, 2007

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Termination Agreement Re Biologics Distribution Agreement dated August 22, 2007 between Accentia Biopharmaceuticals, Inc. and McKesson Corporation.

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